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Exhibit 21.1

Subsidiaries of the Registrant
(All are Delaware entities unless otherwise indicated)

US Oncology, Inc.
US Oncology Specialty, LP
US Oncology Corporate, Inc.
US Oncology Pharmaceutical Services, LLC
US Oncology Pharmacy GPO, L.P.
US Oncology Research, Inc.(1)
AccessMed Holdings, Inc.
Alabama Pharmaceutical Services, LLC
AOR Holding Company of Indiana, Inc.
AOR Management Company of Arizona, Inc.
AOR Management Company of Indiana, Inc.
AOR Management Company of Missouri, Inc.
AOR Management Company of Oklahoma, Inc.
AOR Management Company of Pennsylvania, Inc.
AOR Management Company of Texas, Inc.
AOR Management Company of Virginia, Inc.
AOR Real Estate of Greenville LP
AOR Real Estate, Inc.
AOR Synthetic Real Estate, Inc.
AORT Holding Company, Inc.
California Pharmaceutical Services, LLC
Cancer Treatment Associates of Northeast Missouri, Ltd.
Colorado Cancer Centers, L.L.C.
East Indy CC, LLC(2)
Florida Pharmaceutical Services, LLC
Greenville Radiation Care, Inc.
Iowa Pharmaceutical Services, LLC
KCCC JV, LLC
MDH-USO Management Company, L.P.
Metropolitan Integrated Cancer Care, L.C.C.
Michigan Pharmaceutical Services, LLC
Nebraska Pharmaceutical Services, LLC
New Mexico Pharmaceutical Services, LLC
North Carolina Pharmaceutical Services, LLC
Oregon Cancer Center, Ltd.(4)
Pennsylvania Pharmaceutical Services, LLC
Physician Reliance Network, Inc.
RMCC Cancer Center, Inc.
SelectPlus Oncology, LLC d/b/a SelectPlus, LLC
Southeast Texas Cancer Centers, L.P.(1)
St. Louis Pharmaceutical Services, LLC
Texas Pharmaceutical Services, LLC
The Carroll County Cancer Center, Ltd.(3)
TOPS Pharmacy Services, Inc.(1)
Washington Pharmaceutical Services, LLC
Physician Reliance, LLC
AOR of Texas Management, LLC

(1)
Organized in the State of Texas

(2)
Organized in the State of Indiana

(3)
Organized in the State of Maryland

(4)
Organized in the State of Oregon

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Subsidiaries of the Registrant (All are Delaware entities unless otherwise indicated)